Exhibit 4.1

1 INCORPORATED UNDER THE LAWS OF THE STATE OF NEW YORK
50,000
M&T BANK CORPORATION
See Reverse for Certain Definitions
TOTAL AUTHORIZED ISSUE
50,000 SHARES, PAR VALUE $1.00 AND LIQUIDATION PREFERENCE $10,000 PER SHARE,
OF PERPETUAL FIXED-TO-FLOATING RATE NON-CUMULATIVE PREFERRED STOCK, SERIES F
This is to Certify that Wilmington Trust, National Association is the owner of
(as Depositary under that certain Deposit Agreement dated October 28, 2016)
fifty thousand (50,000) fully paid and
non-assessable shares of the above Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.
Witness, the seal of the Corporation and the signatures of its duly authorized officers. Dated October 28, 2016
Mark J. Czarnecki Authorized Person Countersigned and Registered Marie King
President and Chief Operating Officer Wilmington Trust, National Association, as Registrar and Transfer Agent Corporate Secretary
© 1999 CORPEX BANKNOTE CO., BAY SHORE N.Y. SAMPLE SAMPLE SAMPLE

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM - as tenants in common UNIF TRANSFERS MIN ACT-Custodian
(Cust) (Minor)
TEN ENT - as tenants by the entireties under Uniform Transfers to Minors
Act
JT TEN - as joint tenants with right of (State)
survivorship and not as tenants
in common
Additional abbreviations may also be used though not in the above list
For value received hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)
Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint
Attorney to transfer the said Shares on the books of the within named Corporation with full power substitution in the premises.
Dated
In presence of
NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.